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                  CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

    I, Kevin W. Walsh, hereby consent to the use, in the Registration Statement on Form S-1 of TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.


                                               /s/ Kevin W. Walsh


Philadelphia, PA
August 6, 1996